UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

TBC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11579	20-1888610

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7111 Fairway Drive, Suite 201, Palm Beach Gardens, FL	33418

(Address of principal executive offices)	(Zip code)

561-227-0955

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Deferred Compensation Plan for Directors
EX-10.2 Stock Option
EX-10.3 Employment Agreement

Item 1.01 Entry into a Material Definitive Agreement.

2004 Annual Bonus Payments

On March 1, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of TBC Corporation (the “Company”) approved payouts for the year ended December 31, 2004 to employees who were 2004 participants in the Company’s Management Incentive Compensation Plan (the “Annual Plan”), including the Company’s Chief Executive Officer and the four most highly compensated executive officers of the Company other than its Chief Executive Officer as of December 31, 2004 (collectively, the “Named Executive Officers”).

A participant’s potential award under the Annual Plan is stated as a percentage of the participant’s base salary; each performance measure is weighted to represent a fixed percentage of the potential award; and all awards are payable in cash. Participants may earn up to 200% of their targeted incentive awards if maximum objectives for performance measures are met.

At the beginning of 2004, the Committee established performance measures upon which payments under the Annual Plan would be based for 2004. In the case of all of the Company’s executive officers who were 2004 participants in the Annual Plan, the Committee selected adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and adjusted cash from operations as the performance measures applicable to them. In the case of all executive officers other than Kenneth P. Dick and Orland Wolford, the performance measures were based upon the Company’s performance on a consolidated basis. In the case of Mr. Dick, who is the President and Chief Executive Officer of TBC Private Brands, Inc., EBITDA and cash from operations performance measures were based upon the performance of TBC Private Brands, Inc. The EBITDA and cash from operations performance measures applicable to Mr. Wolford were based upon the performance of Tire Kingdom, Inc., Merchant’s, Incorporated, and NTW Incorporated, the subsidiaries operating the Company’s retail stores.

With respect to the EBITDA and cash from operations performance measures applicable to executive officers for 2004, the Committee assigned a 70% weighting to EBITDA and a 30% weighting to cash from operations and set the 2004 targeted incentive awards for each of the Named Executive Officers at the following percentages of base salary: Lawrence C. Day – 65%; Kenneth P. Dick – 55%; Thomas W. Garvey – 55%; J. Glen Gravatt - 55%; and Orland Wolford - 55%.

The following table sets forth information with respect to 2004 payments to Named Executive Officers authorized by the Committee at its March 1, 2005 meeting.

\

Name and Position	Award % Attained	Amount of Award
Lawrence C. Day, President and Chief Executive Officer	73.4%	$290,024

Kenneth P. Dick, President and Chief Executive Officer, TBC Private Brands, Inc.	169%	$249,991

Thomas W. Garvey, Executive Vice President and Chief Financial Officer	73.4%	$123,184

J. Glen Gravatt, Executive Vice President Purchasing	73.4%	$ 82,365

Orland Wolford, President and Chief Executive Officer, Tire Kingdom, Inc., Merchant’s, Incorporated, and NTW Incorporated	0%	-0-

Discretionary Annual Bonus Payment

At the Committee’s meeting held on March 1, 2005, Mr. Day, the Company’s Chief Executive Officer, recommended and the Committee awarded a $110,000 cash discretionary bonus payment to Mr. Wolford for 2004.

2003-2004 Long Term Incentive Payments

At its meeting on March 2, 2005, the Company’s Board of Directors approved payouts to the Named Executive Officers and the three other employees of the Company who were participants for the 2003-2004 cycle under the Company’s Long Term Incentive Plan (the “LTIP”).

Awards under the LTIP are based upon the Company’s performance over a period of two consecutive years (a “plan cycle”). While the Committee makes recommendations with respect to the LTIP, it is the Company’s Board of Directors which designates the individuals who are participants in the LTIP for any plan cycle and establishes the performance measures that are applicable for that plan cycle, the weighting of those performance measures, and the levels of performance that must be achieved to receive payments under the LTIP. Targeted incentive awards under the LTIP are set as a percentage of each participant’s base salary at the beginning of the plan cycle and are payable in cash.

At the beginning of 2003, the Board of Directors determined that targeted long term incentive awards under the LTIP for the 2003-2004 plan cycle would be based 50% upon threshold and target levels of adjusted earnings per share and 50% upon threshold and target share price growth. Also for the 2003-2004 plan cycle, the Board of Directors fixed the targeted incentive awards for each of the Named Executive Officers at the following percentages of base salary: Mr. Day – 75%; Mr. Dick - 50%; Mr. Garvey - 50%; Mr. Gravatt - 35%; and Mr. Wolford - 50%.

Since the target levels of earnings per share and share price growth for the 2003-2004 plan cycle were met, each participant in the LTIP earned, and on March 2, 2005, the Board of Directors approved the payment to each participant of, 100% of the participant’s targeted award for the cycle. In the case of each of the Named Executive Officers, LTIP payments for the 2003-2004 plan cycle were as follows: Mr. Day - $379,320; Mr. Dick - $120,000; Mr. Garvey - $132,150; Mr. Gravatt - $59,850; and Mr. Wolford - $143,000.

Criteria for 2005-2006 Cycle under 2004 Incentive Plan

At their 2004 Annual Meeting, stockholders of the Company approved the 2004 Incentive Plan (the “2004 Plan”), which replaces the Annual Plan, beginning with annual bonuses for 2005, and the LTIP, beginning with the 2005-2006 plan cycle. Under the terms of the 2004 Plan, the Committee has full authority to administer the Plan and to make awards under the Plan.

The Compensation Committee has designated nine employees of the Company, including all of its executive officers, as participants with potential long term performance awards for 2005-2006 under the 2004 Plan and established the targeted long term performance award for each participant, stated as a percentage of the participant’s base salary on January 1, 2005. In the case of the Named Executive Officers, the Committee fixed their targeted long term incentive award for 2005-2006 at the following percentages of base salary: Mr. Day – 75%; Mr. Dick - 50%; Mr. Garvey – 50%; Mr. Gravatt - 35%; and Mr. Wolford - 50%.

At its meeting on March 1, 2005, the Committee approved adjusted average return on total capital and share price growth as the performance measures upon which long term performance awards for the 2005-2006 cycle under the 2004 Plan will be based, as well as the threshold level for each performance measure that must be attained before any payment is earned and the target level for each performance measure that must be attained in order to receive 100% of the long term performance award. The Committee weighted each performance measure at 50% of the total potential long term performance awards that participants could earn.

The Committee expects to approve performance measures, weighting, and threshold, target, and maximum performance objectives for 2005 annual bonuses that may be earned under the 2004 Plan on or before March 31, 2005.

Deferred Compensation Plan for Directors

At its meeting on March 2, 2005, the Company’s Board of Directors amended and restated the TBC Corporation Deferred Compensation Plan for Directors (the “Directors Plan”) in order to comply with the American Jobs Creation Act of 2004 and the regulations issued by the Internal Revenue Service thereunder. A copy of the Directors Plan is included as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TBC CORPORATION
Date: March 7, 2005	By	/s/ THOMAS W. GARVEY
Thomas W. Garvey,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. and Description.

(10)	MATERIAL CONTRACTS.

Management Contracts and Compensatory Plans or Arrangements.

10.1	TBC Corporation Deferred Compensation Plan for Directors (Effective January 1, 1989 and Amended Effective July 1, 1992 and March 2, 2005).

10.2	Form of Stock Options Granted to Executive Officers under the TBC Corporation 2004 Incentive Plan.

10.3	Employment Agreement, dated as of May 8, 2000, between TBC Corporation and Orland Wolford, together with Assignment and Assumption, effective as of June 5, 2000, between TBC Corporation and Tire Kingdom, Inc.